Exhibit 28 (o) (2) under Form N-1A

Exhibit (24) under Item 601/Reg. S-K

FEDERATED HERMES FUNDS

ASSISTANT SECRETARY’S CERTIFICATE

THE UNDERSIGNED, George F. Magera, as Assistant Secretary of all Corporations/Trusts listed on the attached Appendix A (thereafter referred to collectively and individually as the “Fund”), does hereby certify, in his capacity as Assistant Secretary and not personally, that the Board of Trustees/Directors of each Fund duly adopted the following resolutions on February 12, 2026:

RESOLVED, that the persons named in any power of attorney given by any Trustee/Director or officer of a registrant relating to a registration statement under the Securities Act of 1933 and Investment Company Act of 1940 (a “Registration Statement”), or any one of them, are authorized to sign each Registration Statement, and any amendments thereto, on behalf of each Fund as a registrant pursuant to such power of attorney; and

RESOLVED, that the Boards of Trustees/Directors hereby authorize the Federated Hermes Funds’ officers to take any such further actions as any such officers deem necessary or appropriate to effectuate the actions authorized in the foregoing resolution.

IN WITNESS WHEREOF, the undersigned Assistant Secretary has executed this certificate as of the 20th day of February 2026.

By: /s/ George F. Magera

George F. Magera

Appendix A

Federated Hermes Adjustable-Rate Securities Trust

Federated Hermes Adviser Series

Federated Hermes Core Trust

Federated Hermes Core Trust III

Federated Hermes Equity Funds

Federated Hermes ETF Trust

Federated Hermes Fixed Income Securities, Inc.

Federated Hermes Global Allocation Fund

Federated Hermes Government Income Trust

Federated Hermes Sustainable High Yield Bond Fund, Inc.

Federated Hermes High Yield Trust

Federated Hermes Income Securities Trust

Federated Hermes Index Trust

Federated Hermes Intermediate Municipal Trust

Federated Hermes Institutional Trust

Federated Hermes Insurance Series

Federated Hermes Investment Series Funds. Inc.

Federated Hermes MDT Series

Federated Hermes Managed Pool Series

Federated Hermes Municipal Bond Fund, Inc.

Federated Hermes Municipal Securities Income Trust

Federated Hermes Premier Municipal Income Fund

Federated Hermes Project and Trade Finance Tender Fund

Federated Hermes Total Return Government Bond Fund

Federated Hermes Total Return Series, Inc.

Federated Hermes Short-Intermediate Duration Municipal Trust

Federated Hermes Short-Intermediate Government Trust

Federated Hermes Strategic Dividend Growth Fund, Inc.

Federated Hermes World Investment Series, Inc.

Federated Hermes Money Market Obligations Trust